Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GSI Technology, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GSI Technology, Inc. of our reports dated June 4, 2021, relating to the consolidated financial statements and the effectiveness of GSI Technology, Inc.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ BDO USA, LLP

San Jose, California

October 25, 2021